UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2020

APACHE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-4300	41-0747868
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Post Oak Boulevard
Suite 100
Houston, Texas 77056-4400
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (713) 296-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.625 par value	APA	New York Stock Exchange, Chicago Stock Exchange and NASDAQ Global Select Market
7.75% Notes Due 2029	APA/29	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 4, 2020, Apache Corporation (the “Company”) announced that the board of directors of the Company appointed Clay Bretches as executive vice president, Operations of the Company effective as of January 1, 2020. In this role, Mr. Bretches will serve as the principal operating officer of the Company.

No material plan, contract, or arrangement was entered into or materially amended by the Company in connection with the appointment of Mr. Bretches, and there was no grant or award made by the Company to Mr. Bretches or modification thereto under any such plan, contract, or arrangement in connection with his appointment. Mr. Bretches (i) has no family relationship with any director or other executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer; (ii) is not a party to any related person transaction with the Company; and (iii) has no arrangements or understandings with any other person pursuant to which he was selected as an officer of the Company.

Mr. Bretches, 55, most recently served as the Company’s senior vice president, U.S. Midstream Operations, and continues to serve as the chief executive officer and a member of the board of directors of Altus Midstream Company, a Delaware corporation and a controlled subsidiary of the Company. He held these roles since January 16, 2019, and previously served as president and chief executive officer and a member of the board of directors of Sendero Midstream Partners, LP from March 2014 to January 15, 2019.

Prior to joining Sendero, Mr. Bretches held various executive management positions at Anadarko Petroleum Corporation from November 2000 to March 2014. Mr. Bretches served as vice president, E&P Services and Minerals from 2010 to 2014, providing centralized commercial, technical, and logistical support to all of Anadarko’s worldwide operations, and as vice president, Marketing and Minerals from 2005 to 2010, leading Anadarko’s worldwide marketing team for crude oil, natural gas, and natural gas liquids. Prior to joining Anadarko, Mr. Bretches led the crude oil marketing and midstream operations for Vastar Resources Inc.

He started his career as an engineer for ARCO Oil and Gas Company, a subsidiary of Atlantic Richfield Company, working on various drilling, completion, and reservoir engineering projects in West Texas and the midcontinent. Mr. Bretches currently serves on the advisory council of the Electric Power Research Institute and previously served as the president of the board of the Juvenile Diabetes Research Foundation—Gulf Coast Chapter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APACHE CORPORATION

Date: March 4, 2020	By:	/s/ Rebecca A. Hoyt
Rebecca A. Hoyt
Senior Vice President, Chief Accounting Officer, and Controller